Exhibit 99.1

CONTACT

Investors:

Atish Shah

Hyatt Hotels Corporation

312.780.5427

atish.shah@hyatt.com

Media:

Farley Kern

Hyatt Hotels Corporation

312.780.5506

farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

Hyatt Announces Total Consideration for its Bond Tender Offer

CHICAGO, May 3, 2013—Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today announced the Total Consideration as set forth in the table below in respect of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its $250,000,000 aggregate principal amount outstanding of 6.875% Senior Notes due 2019 (CUSIP Nos. 448579 AB8 and U44845 AB8) (the “Notes”). The terms and conditions of the Tender Offer are described in an offer to purchase, dated April 25, 2013 (the “Offer to Purchase”), and a related Letter of Transmittal.

The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on May 14, 2013, unless extended or earlier terminated by the Company (the “Expiration Date”).

As previously announced, holders who validly tendered (and did not validly withdraw) their Notes at or prior to 5:00 p.m., New York City time, on May 3, 2013, unless extended by the Company (the “Early Tender Deadline”), will receive the Total Consideration as set forth in the table below, which includes an Early Tender Premium as set forth in the table below, for any Notes accepted for purchase. Holders who validly tender (and do not validly withdraw) Notes after the Early Tender Deadline but at or prior to the Expiration Date will be eligible to receive the Offer Consideration, which is equal to the Total Consideration minus the Early Tender Premium and is set forth in the table below. The Total Consideration was calculated based on the Reference U.S. Treasury Security (as defined in the Offer to Purchase) at 2:00 p.m. today, and is set forth in the table below.

Title of Notes	CUSIP Numbers	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Total Consideration (1)	Early Tender Premium (1)	Offer Consideration (1)
6.875% Notes due 2019	448579 AB8 and U44845 AB8	$250,000,000	UST 2.000% due February 15, 2023	PX1	+110	$1,229.20	$30	$1,199.20

(1)	Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase.

In addition to the Total Consideration or the Offer Consideration, as applicable, accrued and unpaid interest up to the Settlement Date will be paid on all validly tendered Notes accepted in the Tender Offer.

Hyatt’s obligation to accept for purchase and to pay for the Total Consideration or the Offer Consideration, as applicable, for validly tendered Notes is subject to, and conditioned upon, satisfaction or, where applicable, Hyatt’s waiver of, certain conditions described in the Offer to Purchase, including, among others, Hyatt having received net proceeds from new indebtedness, on terms satisfactory to Hyatt in its sole discretion, sufficient to purchase all Notes validly tendered (and not validly withdrawn) and accepted for purchase by Hyatt and to pay all fees and expenses in connection with the Tender Offer.

J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. are the dealer managers in the Tender Offer. D.F. King & Co., Inc. has been retained to serve as both the information agent and tender agent for the Tender Offer. Persons with questions regarding the Tender Offer should contact J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4811 (collect) or SunTrust Robinson Humphrey, Inc. at (800) 685-4786 (toll free) or (404) 926-5051 (collect). Requests for copies of the Offer to Purchase, related Letter of Transmittal and other related materials should be directed to D.F. King & Co., Inc. at (800) 488-8095 (toll free) or (212) 269-5550 (collect).

None of Hyatt or its affiliates, its board of directors, the dealer managers and solicitation agents, the information agent, the tender agent or the trustee with respect to the Notes, makes any recommendation as to whether holders of the Notes should tender their Notes. The Tender Offer is made only by the Offer to Purchase and the accompanying Letter of Transmittal. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky laws or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Hyatt by the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the federal securities laws. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to short and medium-term group bookings; loss of key personnel; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornados, hurricanes, floods, oil spills and nuclear incidents; our ability to successfully achieve certain levels of operating profit at hotels that have performance guarantees with our third-party owners; the impact of hotel renovations; our ability to successfully execute and implement our common stock repurchase program; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor laws; financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; risks associated with potential acquisitions and dispositions; changes in federal, state, local or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access the capital markets; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; and violations of regulations or laws related to our franchising business. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.